Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$34,121
Unrealized Gain (Loss) on Market Value of Futures	(8,668,175)
Dividend Income	119
Interest Income	2,815
ETF Transaction Fees	1,750
Total Income (Loss)	$(8,629,370)

Expenses
General Partner Management Fees	$41,619
Professional Fees	16,212
Brokerage Commissions	13,001
Directors' Fees and insurance	719
NYMEX License Fee	1,041
Total Expenses	72,592
Expense Waiver	(20,567)
Net Expenses	$52,025
Net Income (Loss)	$(8,681,395)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$82,139,736
Additions (600,000 Shares)	11,489,980
Withdrawals (900,000 Shares)	(17,599,758)
Net Income (Loss)	(8,681,395)

Net Asset Value End of Month	$67,348,563
Net Asset Value Per Share (3,800,000 Shares)	$17.72

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596